                                                             exhibit (a)(1)(iii)

                              NOTICE OF CONVERSION
                                      and
                             LETTER OF TRANSMITTAL

  To Convert Shares of Preferred Stock (Represented by Depositary Shares) and
                   To Tender Resulting Shares of Common Stock

                                       of

                      SENSORMATIC ELECTRONICS CORPORATION

                                       to

                        TYCO ACQUISITION CORP. XXIV (NV)
              a Wholly Owned Subsidiary of Tyco International Ltd.

                        In Exchange for Common Shares of

                            TYCO INTERNATIONAL LTD.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK CITY TIME,
           ON MONDAY, OCTOBER 1, 2001, UNLESS THE OFFER IS EXTENDED.


         The Conversion Agent and the Exchange Agent for the Offer is:
                          Mellon Investor Services LLC

        By Mail:            By Overnight Delivery:        By Hand Delivery:



     Reorganization       Reorganization Department         Reorganization
       Department             85 Challenger Road              Department
     P.O. Box 3301             Mail Stop--Reorg              120 Broadway
 South Hackensack, New       Ridgefield Park, New             13th Floor
      Jersey 07606               Jersey 07660             New York, New York
                                                                10271

            Facsimile Transmission (for eligible institutions only):
                                 (201) 296-4293
                Confirm Receipt of Facsimile by Telephone Only:
                                 (201) 296-4860

   Delivery of this Notice of Conversion and Letter of Transmittal (this "Document") to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery to the Conversion Agent. You must sign this Document where indicated below.

   Before completing this letter of transmittal, please read the instructions carefully.

        DESCRIPTION OF HOLDER AND NUMBER OF DEPOSITARY SHARES DELIVERED
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            Name and Address of Holder             Total Number of Depositary Shares Delivered/1/,/2/
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 (1) All Sensormatic preferred shares of the holder that are delivered will be converted, and all common shares issuable upon such conversion will be tendered.
 (2) Each Depositary Share represents a one-tenth interest in a Preferred
     Share. Depositary Shares must be delivered in integral multiples of ten.

   You have received this Document as a holder of Depositary Shares ("Depositary Shares"), each representing a one-tenth interest in a share of 6 1/2% Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of Sensormatic Electronics Corporation, a Delaware corporation ("Sensormatic"), in connection with the offer of Tyco Acquisition Corp. XXIV
(NV), a Nevada corporation ("Tyco Acquisition") and a wholly owned subsidiary of Tyco International Ltd., a Bermuda company ("Tyco"), to exchange a fraction of a common share, par value $0.20 per share, of Tyco for each outstanding share of common stock, par value $0.01 per share, of Sensormatic ("Common Shares"), upon the terms and subject to the conditions contained in the prospectus, dated August 23, 2001 (the "Prospectus"), and in the related letter of transmittal for tendering Common Shares (the "Common Letter of Transmittal") and in any amendments and supplements thereto, which collectively constitute the "Offer." For purposes of this Document, you will also be deemed to be the holder of the Preferred Shares represented by your Depositary Shares, and delivery of such Depositary Shares pursuant to this Document will also constitute delivery of the Preferred Shares represented thereby pursuant to this Document. The terms and conditions of the Common Letter of Transmittal, insofar as they are relevant to holders of Preferred Shares who wish to convert and tender their Preferred Shares using this Document, are set forth in this Document.

   The Offer is not being made for Preferred Shares. Holders of Preferred Shares who wish to participate in the Offer may do so either by:

  . converting their Preferred Shares into Common Shares in accordance with the standard conversion procedures and tendering the Common Shares issued on conversion in accordance with the procedures set forth in the Prospectus and the Common Letter of Transmittal, or

  . converting their Preferred Shares into Common Shares and tendering the Common Shares issuable upon conversion in a single step utilizing the procedures set forth in and subject to the terms and conditions of this Document. If you convert your Preferred Shares and tender the Common Shares issuable upon conversion utilizing the procedures in this Document, you will receive the dividend payment on the Preferred Shares payable on October 1, 2001 if you were a holder of your Preferred Shares on the record date of September 21, 2001 (see below).

 Procedures for Converting and Tendering under this Document

   To facilitate conversion and tender of Preferred Shares through the procedure provided in this Document, Sensormatic has appointed Mellon Investor Services LLC as its conversion agent (the "Conversion Agent"). The Conversion Agent also acts as the exchange agent for the Offer.

   By delivering their Preferred Shares to the Conversion Agent, holders may convert their Preferred Shares, subject to Tyco Acquisition's initial acceptance of Common Shares in the Offer, and immediately tender the Common Shares issuable upon conversion pursuant to the Offer. In order for delivery of the Preferred Shares to the Conversion Agent for conversion and tender to be effected:

  . Depositary Shares representing the Preferred Shares being converted must be delivered by book-entry transfer to the account of the Conversion Agent at the Depository Trust Company ("DTC") and the Conversion Agent must receive confirmation of the transfer,

  . the Conversion Agent must receive this Document, properly completed and duly executed, or an agent's message, and

  . the Conversion Agent must receive any other deliveries that may be required pursuant to the terms of the Preferred Shares,

in each case prior to the expiration time of the Offer.

   The "expiration time" of the Offer means 6:00 p.m., New York City time, on Monday, October 1, 2001, unless and until Tyco Acquisition extends the period of time for which the Offer is open, in which event the term "expiration time" will mean the latest time and date at which the Offer, as so extended by Tyco Acquisition, will expire. After Tyco Acquisition's initial acceptance of Common Shares in the Offer, Tyco Acquisition may, but is not required to, extend the

Offer for one or more periods totaling between three and 20 business days. This period or periods is referred to as a "subsequent offering period." Preferred Shares validly delivered for conversion and tender during the subsequent offering period will be deemed converted and tendered immediately upon delivery.

   If you cannot comply with the book-entry transfer procedures on a timely basis, you may nevertheless convert your Preferred Shares and tender the underlying Common Shares according to the guaranteed delivery procedures set forth in Instruction 1.

   If the Offer terminates without Tyco Acquisition accepting Common Shares for exchange in the Offer, any Depositary Shares delivered to the Conversion Agent will be returned to their holders.

   Only direct participants in DTC whose name appears on DTC's securities position listing as holders of Depositary Shares may deliver Preferred Shares to the Conversion Agent and convert and tender their Preferred Shares in accordance with the procedures provided in this Document. Beneficial owners whose shares are held directly or indirectly by DTC participants as nominees must arrange for their respective nominees to deliver the Depositary Shares that they beneficially own to the Conversion Agent on their behalf. Any DTC participant delivering Depositary Shares in accordance with the procedures of this Document is assumed to be an eligible institution. An "eligible institution" is any bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.

 Conversion Price; Dividends

   The conversion price of the Preferred Shares is $19.52 and the liquidation preference is $25.00 per Depositary Share and $250.00 per Preferred Share, resulting in a conversion ratio of approximately 1.28 Common Shares for each Depositary Share and 12.8 Common Shares for each Preferred Share.

   Pursuant to the Certificate of Designations (as defined below), the next dividend to be paid on the Preferred Shares (the "Dividend") is payable on October 1, 2001 (the "Dividend Payment Date"). The record date for entitlement to the Dividend will be September 21, 2001. Conversion of any Preferred Shares through the procedures provided in this Document will not occur unless and until the Dividend is first paid. Holders of Preferred Shares as of the record date who convert their Preferred Shares and tender the Common Shares underlying such Preferred Shares in the Offer through the procedures provided in this Document will receive the Dividend even though those Preferred Shares are delivered to the Conversion Agent before the record date or before the Dividend Payment Date. Holders as of the record date who have delivered their Preferred Shares to the Conversion Agent will also receive the Dividend if the Offer is not consummated and the Preferred Shares are returned by the Conversion Agent.

 Call for Redemption

   If Common Shares are accepted for exchange in the Offer, Sensormatic has agreed to call for redemption all then outstanding Preferred Shares. If any Preferred Shares are outstanding at the time of initial acceptance of the Common Shares by Tyco Acquisition in the Offer, Sensormatic will mail a notice of redemption no later than one business day after such date. The redemption date will be the thirtieth day after the mailing of such notice and the redemption price will be 103.71% of the liquidation preference plus accrued and unpaid dividends.

Ladies and Gentlemen:

   The undersigned hereby gives Sensormatic notice of exercise of the undersigned's right to convert the above-described Preferred Shares into Common Shares in accordance with the terms of the Certificate of Designations of the Powers, Preferences and Relative, Participating Optional and other Special Rights of the Preferred Shares (the "Certificate of Designations") of Sensormatic, provided that the conversion of the Preferred Shares described above shall be effected and become irrevocable only as follows:

  . if the Depositary Shares representing such Preferred Shares are duly delivered for conversion prior to the time at which Tyco Acquisition first duly accepts for payment any Common Shares tendered pursuant to the Offer, such conversion shall be effective, and the resulting Common Shares shall be deemed to be tendered in the Offer, as of immediately prior to that initial acceptance of Common Shares for exchange in the Offer (which will not be prior to the initial expiration time set forth above); or

  . if the Depositary Shares representing such Preferred Shares are delivered during any subsequent offering period, such notice of conversion, shall be effective immediately on due delivery, and the resulting Common Shares shall be deemed to be immediately tendered in the Offer; and

  . the Dividend due to be paid on the Preferred Shares on the Dividend
    Payment Date pursuant to the Certificate of Designations will have been paid as described below.

   The conversion of the above-described Preferred Shares into Common Shares in the manner described above is referred to herein as the "Conversion."

   In any case, the Conversion shall be deemed not to occur if Tyco Acquisition does not accept any Common Shares for exchange in the Offer. If the Conversion does not occur, the above-described Depositary Shares will be returned to the undersigned promptly following the expiration time or termination of the Offer.

   Other than during a subsequent offering period, any Depositary Shares representing Preferred Shares surrendered for Conversion pursuant to the procedure provided in this Document may be withdrawn at any time prior to the expiration time of the Offer. For any withdrawal to be effective, the undersigned must follow the procedures for withdrawal in Instruction 2.

   Sensormatic agrees that this Document or an agent's message shall serve, upon receipt thereof by the Conversion Agent, as a "notice of conversion" to Sensormatic in accordance with section (e)(ii) of the Certificate of Designations with respect to any and all Preferred Shares delivered through a book-entry transfer of the Depositary Shares representing the same to the Conversion Agent's account at DTC.

   Sensormatic further acknowledges and agrees that the delivery of this Document, properly completed and duly executed, or an agent's message, and the Depositary Shares representing the Preferred Shares being converted to the Conversion Agent, including the enclosure of transfer or similar taxes related to the Conversion, if any, shall be deemed to fulfill all the requirements of section (e)(ii) of the Certificate of Designations for effecting a valid conversion of Preferred Shares. The undersigned acknowledges that the above-referenced Preferred Shares will not be converted if the undersigned fails to pay any transfer or similar taxes that may be required with respect to the Conversion.

   A holder of Preferred Shares will be deemed to have elected to convert all Depositary Shares representing the Preferred Shares of such holder delivered pursuant to these procedures.

   Upon Conversion, the undersigned further tenders to Tyco Acquisition the Common Shares issuable upon Conversion of the Preferred Shares delivered pursuant to this Document, as provided above, pursuant to, upon the terms and subject to the conditions of the Offer set forth in the Prospectus enclosed herewith, receipt of which is hereby acknowledged.

   As of immediately prior to the initial acceptance of Common Shares in the Offer or, if later, upon proper submission of all deliveries required to be made under the terms of this Document and the Certificate of Designations, the undersigned hereby directs the Conversion Agent to effect the Conversion and to tender the Common Shares issuable upon Conversion on behalf of the undersigned in the Offer.

   No interest will be paid on any amount payable pursuant to the Conversion, in the Offer or in the merger of Sensormatic into Tyco Acquisition, regardless of any delay in making such payment.

   The representations and warranties set forth in this Document as to the rights, titles and interests of a holder of Depositary Shares as to such Depositary Shares and the Preferred Shares represented thereby and to the Common Shares underlying such Preferred Shares shall not be effective until immediately prior to Conversion.

   On the terms and subject to the conditions of the Offer, subject to, and effective upon, acceptance for exchange and exchange of the Common Shares issuable upon Conversion and tendered herewith in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to Tyco Acquisition all right, title and interest in and to all of such Common Shares. In addition, the undersigned irrevocably constitutes and appoints the exchange agent as its true and lawful agent and attorney-in-fact with respect to such Common Shares with full power of substitution, which power of attorney is an irrevocable power coupled with an interest, to:

  . transfer ownership of Common Shares issuable upon Conversion, together with all accompanying evidences of transfer and authenticity, to, or upon the order of, Tyco Acquisition, and

  . receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares,

all in accordance with and subject to the terms of the Offer.

   The undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to give notice of and request the Conversion, tender, sale, assignment and transfer the Common Shares issuable upon Conversion delivered to the Conversion Agent in accordance with the procedures provided in this Document; (ii) the undersigned is the holder of the above-described Depositary Shares representing the Preferred Shares; (iii) such Depositary Shares and Preferred Shares are, and the Common Shares issuable upon Conversion will be, free and clear of all liens, restrictions, adverse claims and encumbrances; and (iv) the undersigned is an eligible institution.

   The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Tyco Acquisition to be necessary to complete the sale, assignment and transfer of the Common Shares issuable upon Conversion and tendered in accordance with the procedures provided in this Document.

   The undersigned represents and warrants that the undersigned has received a copy of the Prospectus and this Document and agrees to all the terms and conditions of the Offer. The undersigned understands that all authority herein conferred or agreed to be conferred will be binding upon its administrators, representatives, trustees in bankruptcy, successors and assigns. Tenders of Common Shares following Conversion made pursuant to this Document will be irrevocable.

   The undersigned understands that the valid tender of Common Shares issuable upon Conversion pursuant to any one of the procedures described in the Prospectus under "The Offer--Procedure for Tendering Shares" and in the instructions to this Document will constitute a binding agreement between the undersigned and Tyco Acquisition upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Prospectus, Tyco Acquisition may not be required to accept for exchange any Common Shares and, if it does not, the Conversion will not occur.

   The undersigned understands that no fraction of a Tyco common share will be issued. Instead, a check will be issued for the cash value of any fraction of a Tyco common share that the undersigned would otherwise be entitled to receive.

   The undersigned understands that if the Offer is not consummated or if the undersigned fails to comply with the procedures for delivery of Preferred Shares to the Conversion Agent provided in this Document, the Depositary Shares representing the Preferred Shares delivered by the holder to the Conversion Agent will be returned to the account at DTC from which such delivery was made.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
                 PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
                              DOCUMENT CAREFULLY.


Please provide the following book-entry information:

     Name of Tendering Institution:  _________________________________________

     DTC Participant Number:  ________________________________________________

     Transaction Code Number:  _______________________________________________

  [_]Check here if shares are being delivered pursuant to a notice of guaranteed delivery previously sent to the Conversion Agent and complete the following:

     Name of Holder:  ________________________________________________________

     DTC Participant Number:  ________________________________________________

     Date of Execution of Notice of Guaranteed Delivery:  ____________________

     Name of Institution that Guaranteed Delivery:  __________________________


                       IMPORTANT: STOCKHOLDERS SIGN HERE


 ----------------------------------------------------------------------------
                            Signature of Stockholder

 Dated ________________, 2001

 Name(s) ____________________________________________________________________
                                 (Please Print)
 Capacity (full title) ______________________________________________________

 Address ____________________________________________________________________
                               (Include Zip Code)
 Area Code and Telephone Number _____________________________________________

 Taxpayer Identification or Social Security Number __________________________

    (Must be signed by or on behalf of the holder exactly as the name appears on a security position listing. Please set forth full title(s) of person(s) acting on behalf of the holder.)

             INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS
                        OF THE CONVERSION AND THE OFFER

   1. Delivery of this Document and Shares. You must complete this Document if you are converting your Preferred Shares and tendering your Common Shares issuable upon Conversion by delivering the Depositary Shares representing your Preferred Shares pursuant to the book-entry transfer procedures without an agent's message. A manually executed facsimile of this document may be used in lieu of an original.

   For you to validly convert your Preferred Shares and tender your Common Shares issuable upon Conversion pursuant to the Offer and in accordance with the procedures provided in this Document:

  . a book-entry confirmation of receipt must be received by the Conversion Agent before the expiration time of the Offer and an agent's message or this Document, properly completed and duly executed, and any other required documents, must be received by the Conversion Agent before the expiration time; or

  .  you must comply with the guaranteed delivery procedures set forth below.

   Since each Depositary Share represents one tenth of a Preferred Share, Depositary Shares must be submitted to the Conversion Agent in integral multiples of ten (10).

   The term "agent's message" means a message transmitted by DTC to, and received by, the Conversion Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC holding Depositary Shares converting the Preferred Shares and tendering the Common Shares issuable upon Conversion, that such participant has received and agrees to be bound by the terms of this Document and that the Conversion Agent and Tyco Acquisition may enforce such agreement against the participant.

   If you wish to convert Preferred Shares and tender the underlying Common Shares in the Offer pursuant to this Document and you cannot complete the procedure for book-entry transfer on a timely basis, you may do so by properly completing and duly executing the notice of guaranteed delivery pursuant to the guaranteed delivery procedure set forth below.

   In order to Convert your Preferred Shares using guaranteed delivery procedures,

  . a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Sensormatic, must be received by the Conversion Agent on or prior to the expiration time of the Offer; and

  . a book-entry confirmation with respect to all Depositary Shares representing Preferred Shares to be converted together with this Document, properly completed and duly executed, or an agent's message, and all other required deliveries must be received by the Conversion Agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

   You may deliver the notice of guaranteed delivery by hand, transmit it by facsimile transmission or mail it to the Conversion Agent, and you must include a guarantee by an eligible institution in the form set forth in that notice.

   The method of delivery of the Depositary Shares representing your Preferred Shares, this Document and all other required deliveries, including delivery through DTC, is at your sole risk and option. The delivery will be deemed made only when actually received by the Conversion Agent (including, in the case of Depositary Shares, receipt of a book-entry confirmation). If any documents are delivered by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

   All notices of Conversion made pursuant to this Document are contingent on and subject to the conditions described above and no Conversion shall be effected until all such conditions are satisfied. Once Conversion is effected, all tenders will be made immediately and irrevocably. No fractional Common Shares or Tyco common shares will be issued. By executing this Document (or a manually signed facsimile) or delivering an agent's message, you waive any right to receive any notice of conversion of your Preferred Shares or acceptance of the Common Shares issuable upon Conversion for exchange.

   2. Withdrawal of Conversion. You may withdraw delivery of your Preferred Shares for Conversion and tender at any time until Tyco Acquisition first accepts Common Shares for exchange in the Offer. If a subsequent offering period is available and you deliver your Preferred Shares for Conversion and tender during that period, you will not be able to withdraw your delivery.

   For your withdrawal to be effective, the Conversion Agent must receive from you a written, telex or facsimile transmission of a notice of withdrawal at one of its addresses set forth above. The notice of withdrawal must specify the name and number of the account at DTC to be credited with the Depositary Shares representing the withdrawn Preferred Shares and must otherwise comply with DTC's procedures.

   3. Stock Transfer Taxes. Preferred Shares will not be converted and tendered if the holder fails to pay any transfer or similar taxes that may be required with respect to the Conversion of such Preferred Shares.

   4. Waiver of Conditions. Tyco Acquisition reserves the absolute right in its sole discretion, subject to the merger agreement governing the Offer, to waive certain conditions to the Offer and to make changes in the terms or the conditions to the Offer. However, without the prior written consent of Sensormatic, no change in the terms and conditions of the Offer can be made that changes or waives the basic conditions of the Offer (as defined in the Prospectus), decreases the number of Common Shares sought in the Offer, changes the form or decreases the amount of consideration to be paid in the Offer, imposes any conditions to the Offer in addition to those set forth in the merger agreement governing the Offer, extends the Offer (except as set forth in the merger agreement), or makes any other change to any of the terms and conditions to the Offer that is adverse to the holders of Common Shares.

   5. Requests for Assistance or Additional Copies. You may direct any questions and requests for assistance or additional copies of the Prospectus, this Document and other Conversion and Offer materials to the information agent at the telephone number and location listed below, or from your broker, dealer, commercial bank or trust company or other nominee.


                    The information agent for the Offer is:



                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                      E-mail: proxy@mackenziepartners.com
                                       or
                         Call Toll-Free (800) 322-2885